SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                September 3, 1996



                                 FFW CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



   Delaware                         0 - 21170                      35 - 1875502
--------------------------------------------------------------------------------
(State or other                (Commission File No.)              (IRS Employer
 jurisdiction                                                     Identification
of incorporation)                                                     Number)



                1205 N. Cass Street, Wabash, Indiana 46992 - 1027
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185
--------------------------------------------------------------------------------


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events

         On September 3, 1996, the Registrant issued the attached press release.

Item 7.   Financial Statements and Exhibits

         (a)     Exhibits

                 1.    Press release, dated September 3, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     FFW CORPORATION

Date:  October 25, 1996                              By: /s/Nicholas M. George
       ----------------                                  ----------------------
                                                         Nicholas M. George
                                                         President and Chief
                                                          Executive Officer

                                FFW PRESS RELEASE

FOR MORE INFORMATION                                    FOR IMMEDIATE RELEASE
Contact: Charles E. Redman, CFO                         Date:  SEPTEMBER 3, 1996
         at  219-563-3185


                            FFW CORPORATION ANNOUNCES
                                  CASH DIVIDEND

     WABASH, INDIANA - - FFW Corporation, parent corporation of First Federal Savings Bank of Wabash, has announced that the Corporation will pay a cash dividend of $.15 per share for the quarter ending September 30, 1996. The dividend will be payable on September 30, 1996 to shareholders of record on September 15, 1996.

     Mr. George stated "that the Board of Directors are committed to enhancing shareholder value. The ongoing program to repurchase shares of stock are indicative of that commitment."

     First Federal serves Wabash and Kosciusko Counties located in northeast and central Indiana through its three offices located in Wabash, North Manchester, and Syracuse, Indiana. On July 31, 1996, First Federal exceeded all applicable regulatory capital requirements on a fully phased in basis.

    The   Corporation  has  $152.0  million  in  assets  and  $15.5  million  in shareholders' equity as of July 31, 1996. The corporation's stock is traded on the NASDAQ system under the symbol "FFWC".